As filed with the Securities and Exchange Commission on January 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIESTA RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0712224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500
Dallas TX	75254
(Address of Principal Executive Offices)	(Zip Code)

Fiesta Restaurant Group, Inc. 2021 Stock Incentive Plan

(Full title of the plan)

Louis DiPietro
Fiesta Restaurant Group, Inc.

Senior Vice President, General Counsel, Chief Legal and People Officer and Secretary

14800 Landmark Boulevard, Suite 500

Dallas, TX 75254

(Name and address of agent for service)

(972) 702-9300

(Telephone number, including area code,

of agent for service)

Copy to:

Wayne A. Wald, Esq.
Palash I. Pandya, Esq.

Akerman LLP

1251 Avenue of the Americas, 37th Floor

New York, New York 10020

(212) 880-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock (par value $.01 per share)	2,000,000	$11.38	(2)	$22,760,000	(2)	$2,109.85

(1)	This Registration Statement covers 2,000,000 shares of common stock, par value $0.01 per share, of Fiesta Restaurant Group, Inc. (the “Company”) for offer or sale under the Company’s 2021 Stock Incentive Plan (the “Plan”). This Registration Statement also covers an indeterminate number of shares of the Company’s common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the Plan in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Company’s common stock as reported on the NASDAQ Global Select Market on January 5, 2022.

FIESTA RESTAURANT GROUP, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

*The documents containing the information required by Part I of Form S-8 will be sent or delivered to the participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Fiesta Restaurant Group, Inc. 2021 Stock Incentive Plan are available without charge by contacting:

Fiesta Restaurant Group, Inc.
14800 Landmark Boulevard, Suite 500

Dallas, TX 75254
Attn: Investor Relations
Tel: (972) 702-9300

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Fiesta Restaurant Group, Inc. (“we”, “us”, “our” or the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the SEC. The following documents, or portions thereof, filed by us with the SEC pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021 filed with the SEC on March 5, 2021 (excluding Item 7 of Part II and Item 15 of Part IV which have been updated by the Form 8-K filed with the SEC on December 9, 2021, as amended on December 10, 2021).

(b)	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on Mach 19, 2021.

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2021 filed with the SEC on May 13, 2021.

(d)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2021 filed with the SEC on August 13, 2021.

(e)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 2021 filed with the SEC on November 12, 2021.

(f)	The Company’s Current Reports on Form 8-K filed with the SEC on May 4, 2021, July 7, 2021, August 20, 2021, September 16, 2021, December 9, 2021, December 10, 2021 and January 3, 2022.

(g)	The description of the Company’s common stock, par value $0.01 per share, set forth under the heading “Description of Capital Stock” in the Company’s Information Statement, filed as Exhibit 99.1 to the Form 10, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of such corporation or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or another enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation with respect to such claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains in force a policy of liability insurance for its directors and officers.

Our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The above discussion of the DGCL and our Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and the Certificate of Incorporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Fiesta Restaurant Group, Inc.’s Form 10, File No. 001-35373, filed on April 5, 2012)

4.2	Certificate of Amendment to Restated Certificate of Incorporation of Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 of Fiesta Restaurant Group, Inc.’s Quarterly Report on Form 10-Q for the period ended July 2, 2017)

4.3	Certificate of Amendment to Restated Certificate of Incorporation of Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 of Fiesta Restaurant Group, Inc.’s Quarterly Report on Form 10-Q for the period ended April 1, 2018)

4.4	Amended and Restated Bylaws of Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Fiesta Restaurant Group, Inc.’s Form 10, File No. 001-35373, filed on January 26, 2012)

4.5	Amendment to Amended and Restated Bylaws of Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 of Fiesta Restaurant Group, Inc.’s Quarterly Report on Form 10-Q for the period ended July 2, 2017)

4.6	Amendment to Amended and Restated Bylaws of Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 of Fiesta Restaurant Group, Inc.’s Quarterly Report on Form 10-Q for the period ended April 1, 2018)

4.7	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to Fiesta Restaurant Group, Inc.’s Form 10, File No. 001-35373, filed on March 14, 2012)

4.8	Description of Common Stock (incorporated by reference to Exhibit 4.2 to Fiesta Restaurant Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019)

5.1	Opinion of Akerman LLP*

10.1	Fiesta Restaurant Group, Inc. 2021 Stock Incentive Plan (incorporated herein by reference to Fiesta Restaurant Group, Inc.’s Definitive Proxy Statement filed on March 19, 2021)+

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Akerman LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (see signature page)*

*	filed herewith
+	compensatory plan or arrangement

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 7th day of January 2022.

FIESTA RESTAURANT GROUP, INC.

By:	/s/ Richard C. Stockinger
	Name:	Richard C. Stockinger
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Louis DiPietro and Dirk Montgomery, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ STACEY RAUCH	Chairman of the Board of Directors	January 7, 2022
Stacey Rauch

/s/ RICHARD C. STOCKINGER	Chief Executive Officer, President and Director	January 7, 2022
Richard C. Stockinger

/s/ DIRK MONTGOMERY	Senior Vice President, Chief Financial Officer, and Treasurer	January 7, 2022
Dirk Montgomery

/s/ CHERI KINDER	Vice President, Corporate Controller,	January 7, 2022
Cheri Kinder	and Chief Accounting Officer

/s/ LOUIS DIPIETRO	Senior Vice President, General Counsel,	January 7, 2022
Louis DiPietro	Chief Legal and People Officer and Secretary

/s/ NICHOLAS DARAVIRAS	Director	January 7, 2022
Nicholas Daraviras

/s/ STEPHEN P. ELKER	Director	January 7, 2022
Stephen P. Elker

/s/ NICHOLAS P. SHEPHERD	Director	January 7, 2022
Nicholas P. Shepherd

/s/ PAUL E. TWOHIG	Director	January 7, 2022
Paul E. Twohig

/s/ SHERRILL KAPLAN	Director	January 7, 2022
Sherrill Kaplan

/s/ ANDREW RECHTSCHAFFEN	Director	January 7, 2022
Andrew Rechtschaffen